Item 77Q2 Exhibit

Fund:  TCW\DW Term Trust 2000

     Section 16(a) Beneficial Ownership Reporting Compliance

The following persons are "reporting persons" under Section
16 of the Securities Exchange Act of 1934 and had not previously filed an "Initial Statement of Beneficial
Ownership of Securities" on Form 3:

               Mitchell M. Merin
               Ronald E. Robison
               Joseph J. McAlinden
               Michael Bozic
               Edwin J. Garn
               Philip J. Purcell
               John L. Schroeder
               Wayne E. Hedien
               Barry Fink


None of the above reporting persons has ever held any shares of the Trust.

In addition, Credit Suisse Group, which owns more than ten percent of the shares of the trust, failed to timely file a Form 3 and Form 4.